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                 COMMERCIAL LOAN AND SECURITY AGREEMENT


          THIS COMMERCIAL LOAN AND SECURITY AGREEMENT (this "Agreement"), is made as of July ___, 1996, by and between MARQUETTE NATIONAL BANK ("Bank"), a national bank with its principal place of business at 6316 South Western Avenue, Chicago, Illinois 60636, and MICROENERGY, INC. ("Borrower"), a Delaware corporation with its principal place of business at 350 Randy Road, Carol Stream, Illinois 60188.

          Pursuant to Borrower's request, Bank, in the event
Bank accepts this Agreement in writing, will lend monies to Borrower pursuant hereto.

          NOW THEREFORE, in consideration of the promises set forth herein, the Bank agrees to lend monies to Borrower upon the following terms and conditions.


                         1.  DEFINITIONS AND TERMS

          1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement;

          A. "Borrower's Liabilities": all obligations and liabilities of Borrower to Bank (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (as hereinafter defined in Paragraph 1.1E) or operation of law or otherwise.

          B. "Charges": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (as hereinafter defined in Paragraph 3.1), Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

          C. "Indebtedness": (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) judgment amounts and liabilities for unpaid taxes;
               (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i),
               (ii) or (iii) above; and (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as the same may be amended and in effect from time to time.

          D. "Obligor": any Person who is and/or may become obligated to Borrower under or on account of "Accounts" (as hereinafter defined in Paragraph
               3.1).

          E. "Other Agreements": all agreements, instruments and documents, including without limitation guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank, or issued by Bank upon the application of and on behalf of Borrower.

          F. "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city municipal or otherwise including without limitation, any instrumentality, division, agency body or department thereof).

          G. "Prime Rate": the per annum rate of interest announced from time to time by Marquette National Bank at its principal place of business in Chicago, Illinois as its base, prime or equivalent rate of interest; provided, that if Marquette National Bank ceases to use the term "Prime Rate" in setting a prime or base rate of interest for commercial loans then the Prime Rate herein shall be determined by reference to the rate used by Marquette National Bank as such a base rate. The Prime Rate is not necessarily the lowest rate charged by Marquette National Bank and is established by Marquette National Bank in its sole discretion.

          1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code of the State of Illinois.


                                 2.  LOANS

          2.1 Advances made by Bank to Borrower pursuant to this Agreement shall be evidenced by notes or other instruments issued or made by Borrower to Bank. Where such advances are not so evidenced, such advances shall be evidenced solely by entries upon ledgers, books, records, and/or computer records of Bank maintained for that purpose. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrower to Bank in connection herewith or in the Other Agreements, the principal portion of Borrower's Liabilities and all costs, fees and expenses payable hereunder or under the Other Agreements, shall be payable by Borrower to Bank on demand, at Bank's principal place of business or such other place as Bank shall specify from time to time in writing to Borrower.

          2.2.1  Bank agrees, subject to the terms and
conditions herein contained, to make advances to Borrower, as advances against Borrower's accounts receivable and inventory, in an aggregate principal amount at any one time outstanding up to but not exceeding THREE MILLION ($3,000,000.00) DOLLARS (hereinafter referred to as the "Revolving Loan"). Within the borrowing limits of the Revolving Loan, Borrower may borrow, repay and reborrow at any time and from time to time from the date hereof until November 1, 1998, at which time all of Borrower's Liabilities, unless renewed pursuant to Paragraph 2.7 hereof, or unless otherwise sooner due and payable by Borrower to Bank, shall be due and payable by Borrower to Bank. As evidence of Borrower's indebtedness under the Revolving Loan, Borrower shall execute a note in the form of the note attached hereto as Exhibit "A" (the "Revolving Note"). The Revolving Note shall bear interest at a daily rate equal to the daily rate equivalent of the Prime Rate plus one-quarter (.25%) percent (the "Revolving Note Rate"), computed on the basis of a 360-day year and charged for actual days elapsed. The Revolving Note Rate shall fluctuate hereafter from time to time concurrently with and in an amount equal to each increase or decrease in the Prime Rate. Interest on the Revolving Loan shall be due and payable by Borrower to Bank monthly, in arrears, on the first day of each month, commencing September 1, 1996, or as billed by Bank, at Bank's principal place of business or at such other place as Bank shall designate to Borrower in writing.

          2.2.2 Notwithstanding anything contained in this Agreement or the Other Agreements to the contrary, the principal portion of Borrower's Liabilities (with respect to the Revolving
Loan) outstanding at any one time shall not exceed the lesser of
(i) THREE MILLION ($3,000,000.00) DOLLARS; or (ii) the "Borrowing Base" (as hereinafter defined in Paragraph 2.2.3). Bank, in its sole and absolute discretion, at any time and from time to time, may suspend the restrictions imposed in this Paragraph.

          2.2.3 Provided that an "Event of Default" (as hereinafter defined in Paragraph 7.1) does not then exist or would not then be created thereby or any event which with notice or lapse of time or both would constitute an Event of Default does not then exist, Bank shall advance to Borrower under the Revolving Loan, upon Borrower's request, an amount (the "Borrowing Base") equal to (i) the sum of eighty-five (85%) percent of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Obligors in connection therewith) of all then existing "Eligible Accounts" (as hereinafter defined in Paragraph 4.1) that are scheduled in the initial Borrowing Base Certification (the initial Borrowing Base Certification and any subsequent Borrowing Base Certification hereinafter referred to as the "Borrowing Base Certification") delivered to Bank, and (ii) the sum of eighty-five (85%) percent of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Obligors in connection therewith) of all then existing Eligible Accounts that are scheduled on each related subsequent Borrowing Base Certification delivered to Bank (excepting therefrom those Eligible Accounts theretofore scheduled to Bank on the initial Borrowing Base Certification or on any subsequent Borrowing Base Certification delivered to Bank theretofore). Upon Bank's request therefor, Borrower shall attach to each Borrowing Base Certification a true and correct copy of such invoices, delivery receipts and such other documents relating to the Accounts scheduled thereon, as Bank may request. Notwithstanding any contrary provision contained herein, Bank may elect, at its sole discretion, reasonably exercised, to at any time change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Accounts, or to deduct reserves from the Borrowing Base, each upon fourteen days' prior written notice thereof to Borrower.

          2.2.4. Provided that an Event of Default does not then exist or would not then be created thereby or any event which with notice or lapse of time or both would constitute an Event of Default does not then exist, Bank shall advance to Borrower under the Revolving Loan, upon Borrower's request, an amount up to forty (40%) percent (not to exceed $1,000,000) of the "Value" (as hereinafter defined in this Paragraph) of Eligible Inventory set forth in the Borrowing Base Certification then most recently delivered by Borrower to Bank, which amount shall be reduced by 100% of the Value of any reductions in such Eligible Inventory made since the date of such Borrowing Base Certification. "Value" shall mean the lesser of Borrower's cost thereof calculated on a first-in, first-out basis or the wholesale market value thereof. "Eligible Inventory" shall mean any "Inventory" (as hereinafter defined in this Paragraph) which meets each of the following requirements: (a) it is in condition to be sold in the ordinary course of Borrower's business (and as such excludes work in process); (b) in case of goods held for sale, it is new and unused, or if used, it has a fair market value equivalent to its purchase price; (c) it is subject to a first perfected security interest in favor of Bank; (d) it is owned by Borrower (and as such excludes consignment inventory) and except for (i) the security interest in favor of Bank, (ii) tax liens for taxes not past due, and (iii) warehouse liens for warehouse charges not past due, it is not subject to any other lien or security interest whatsoever; and (e) Bank has in good faith determined, in accordance with Bank's customary business practices, it is not unacceptable due to age, type, category and/or quantity. Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. Borrower, immediately upon demand from Bank, shall pay to Bank an amount of money equal to the monies theretofore advanced by Bank to Borrower upon an item of Inventory that is no longer Eligible Inventory. "Inventory" shall mean all goods held by Borrower for sale or lease, or furnished by Borrower under contract of service, or held by Borrower as raw materials, work in process or materials used or consumed in a business. Amounts determined pursuant to this Paragraph shall be deemed part of the Borrowing Base. Notwithstanding any contrary position contained herein, Bank may elect, at its sole discretion, reasonably exercised, to at any time change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Inventory or to deduct reserves from the Borrowing Base, each upon fourteen (14) day's prior written notice to Borrower.
          2.2.5 Bank's commitment to fund the Revolving Loan under this Agreement shall expire on the earliest of (i) November 1, 1998, unless renewed pursuant to the terms of Paragraph 2.7 hereof, or (ii) the date on which Borrower's Liabilities mature under the terms of any note given by Borrower to Bank, or (iii) the occurrence of an Event of Default pursuant to Paragraph 7.1 hereof.

          2.3 Bank further agrees, subject to the terms and conditions herein contained, to make a loan to Borrower, as term credit, up to a maximum principal amount of EIGHT HUNDRED THOUSAND ($800,000.00) DOLLARS (hereinafter referred to as the "Term Loan"). As evidence of Borrower's indebtedness under the Term Loan, Borrower shall execute a note in the form of the note attached hereto as Exhibit "B" (the "Term Note"). The Term Note shall bear interest at a daily rate equal to the daily rate equivalent of the Prime Rate plus one quarter (.25%) percent (the "Term Note Rate") computed on the basis of a 360-day year and charged for actual days elapsed. The Term Note Rate shall fluctuate from time to time concurrently with and in an amount equal to each increase or decrease in the Prime Rate. Equal monthly installments of principal in the amount of THIRTEEN THOUSAND THREE HUNDRED THIRTY THREE AND 33/100THS ($13,333.33) DOLLARS, along with interest on the Term Loan, shall be due and payable by Borrower to Bank monthly, in arrears, on the first day of each month, commencing September 1, 1996, or as billed by Bank, at Bank's principal place of business or at such other place as Bank shall designate to Borrower in writing, with the final payment of all sums due under the Term Loan, if not sooner due and payable by Borrower to Bank, due and payable by Borrower to Bank on July 1, 2001.

          2.4 All of Borrower's Liabilities shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now and/or from time to time hereafter granted by or for the benefit of Borrower to Bank.

          2.5 Notwithstanding anything contained in this Agreement or the Other Agreements to the contrary, the principal portion of Borrower's Liabilities shall not exceed THREE MILLION EIGHT HUNDRED THOUSAND ($3,800,000.00) DOLLARS. Bank, in its sole and absolute discretion, at any time and from time to time, may suspend the restrictions imposed in this Paragraph.

          2.6 Each advance made by Bank to Borrower pursuant to this Agreement or the Other Agreements shall constitute a reaffirmation and continuing warrant and representation by Borrower to Bank that there does not then exist an Event of Default or any event or condition which with notice, lapse of time and/or the making of such advance would constitute an Event of Default.
          2.7 This Agreement shall be in effect until November 1, 1998 (the "Original Term") and automatically shall be renewed from year to year thereafter ("Renewal Term") unless terminated
(i) by either party as hereinafter provided, or (ii) by Bank upon an Event of Default or pursuant to Paragraph 7.3 hereof.
Borrower or Bank may terminate this Agreement at the end of the Original Term or at the end of any Renewal Term by giving the other party written notice of such termination, by registered or certified mail addressed to such other party at its principal place of business, at least sixty days prior thereto; provided, however, if Borrower elects so to terminate, on or before the termination date, Borrower shall pay to Bank, in full, in cash or by certified or cashier's check, Borrower's Liabilities.


                       3.  COLLATERAL: GENERAL TERMS

          3.1  To secure the prompt payment to Bank of
Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the Other Agreements, Borrower grants to Bank a security interest in and to, and collaterally assigns to Bank, all of Borrower's property wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of Borrower's ownership interest therein), arising and/or acquired, including without limitation all of Borrower's: (a) accounts, accounts receivable, chattel paper, contract rights, leases, leasehold interests, letters of credit, instruments, documents, patents, copyrights, trademarks, tradenames, beneficial interests and general intangibles (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) inventory, including without limitation, raw materials, work in process, finished merchandise, supplies, goods, incidentals, office supplies and packing materials; (c) certificated and uncertificated securities; (d) goods, including without limitation all its consumer goods, machinery, equipment, vehicles, farm products, buildings, structures, fixtures and inventory; (e) documents and instruments; (f) liens, guaranties and other rights and privileges pertaining to any of the Collateral; (g) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (h) all property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (i) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing; (j) all books, records and computer records in any way relating to the Collateral herein described; (k) Borrower's interest ieeds of the foregoing, including without limitation proceeds of insurance policies insuring the foregoing (individually and collectively the "Collateral"). Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Bank's security interest in the Collateral.
          3.2 Borrower agrees to deliver or cause to be delivered to Bank forthwith upon Bank's demand therefor, such additional collateral as Bank may reasonably request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself reasonably insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at the request of Bank, all agreements, instruments and documents ("Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower agrees that a carbon, photographic or photostatic copy or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

          3.3 Bank shall have the right, through its employees or representatives, at any time during Borrower's usual business hours, to inspect the Collateral and all records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral, including without limitation appraisals and environmental audits and field audits undertaken at Borrower's expense at Bank's discretion by appraisers and auditors selected by Bank.

          3.4 Borrower warrants and represents to and covenants with Bank that: (a) Bank's security interest in the Collateral is now and at all times hereinafter shall be perfected and have a first priority; (b) the office and/or locations where Borrower keeps the Collateral are specified at the end of this Paragraph and Borrower shall not remove such Collateral therefrom and shall not keep any of such Collateral at any other office or location unless Borrower gives Bank written notice thereof at least thirty days prior thereto and the same is within the States of Illinois, Missouri and Florida; and (c) the addresses specified at the end of this Paragraph include and designate Borrower's chief executive office, chief place of business and other offices and places of business and are Borrower's sole offices and places of business. Borrower, by written notice delivered to Bank at least thirty days prior thereto, shall advise Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the States of Illinois, Missouri and Florida. Locations of Collateral, Borrower's principal place of business and all other offices and places of business are as follows: 350 Randy Road, Carol Stream, Illinois; 1400 N. 30th Street, Quincy, Illinois; Rural Route 1, Memphis, Missouri 63555; and 745 W. State Route 434, Longwood, Florida.

          3.5 Borrower shall receive, as the sole and exclusive property of Bank and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrower and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Bank or at Bank's direction.

          3.6 Upon demand or an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, Bank may take control of, in any manner, and may endorse Borrower's name to any of the items of payment or proceeds described in Paragraph 3.5 above and, pursuant to the provisions of this Agreement, Bank shall apply the same to and on account of Borrower's Liabilities.

          3.7 Bank, at its option, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral.

          3.8 Immediately upon Borrower's receipt of that portion of the Collateral evidenced by an agreement, instrument and/or document ("Special Collateral"), Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Bank and shall deliver the original thereof to Bank, together with appropriate endorsement and/or specific evidence of assignment (in form and substance acceptable to Bank) thereof to Bank.

          3.9 Regardless of the adequacy of any collateral securing Borrower's Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Bank to Borrower or any monies, cash, cash equivalencies, securities, instruments, documents or other assets of Borrower in possession or control of Bank or its bailee for any purpose may, upon an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities hereunder.

          3.10 Borrower shall instruct the Obligors of its Accounts to make payments directly to a lock box or cash collateral account maintained by Bank in Borrower's name. Upon an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, all such collections shall be Bank's property to be applied against Borrower's Liabilities, and not Borrower's property. Bank may endorse Borrower's name to any of the items of payment or proceeds described herein.


                         4.  COLLATERAL: ACCOUNTS

          4.1 An "Eligible Account" is an Account of Borrower which meets each of the following requirements: (a) if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Obligor thereof; (b) it is valid, legally enforceable obligation of the Obligor thereunder and is not subject to any offset, counterclaim or other defense on the part of such Obligor denying liability thereunder in whole or in part;
(c) it is subject to a perfected security interest in favor of Bank and is not subject to any other lien or security interest whatsoever except those of Bank; (d) it is evidenced by an invoice (dated not earlier than the date of shipment to the Obligor or performance and having a due date not more than 30 days after the date of invoice) rendered to such Obligor and is not evidenced by any instrument or chattel paper; (e) it is payable in United States dollars; (f) it is not owing by any Obligor residing, located or having its principal activities or place of business outside the United States of America or Canada who is not subject to service of process in the continental United States of America or Canada except NCR Corp.; (g) it is not owing by any Obligor involved in any bankruptcy or insolvency proceeding; (h) it is not owing by any affiliate of Borrower; (i) it is not unpaid more than 90 days after the date of such invoice; (j) it is not owing by an Obligor which shall have failed to pay more than twenty-five (25%) percent of all invoices evidencing Accounts within 90 days after the date of such invoices; and (k) it is not an Account as to which Bank, at any time or times hereafter determines, in good faith, that the prospect of payment or performance by the Obligor thereof is or will be impaired. An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Borrower, immediately upon demand from Bank, shall pay to Bank an amount of money equal to the monies theretofore advanced by Bank to Borrower upon an Account that is no longer an Eligible Account.

          4.2 With respect to Accounts, except as otherwise disclosed by Borrower to Bank in writing, Borrower warrants and represents to Bank that: (a) they are genuine in all respects what they purport to be and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Bank with respect thereto; (c) the amounts thereof, which may be shown on any Borrowing Base Certification and/or all invoices and statements delivered to Bank with respect thereto, are actually and absolutely owing to Borrower and are not contingent for any reason; (d) no payments have been or shall be made thereon except payments immediately delivered to Bank pursuant to this Agreement; (e) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a singular discount allowed by Borrower in the ordinary course of its business for prompt payment, (f) to the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof, which may be shown on any Borrowing Base Certification and on all invoices and statements delivered to Bank with respect thereto; (g) to the best of Borrower's knowledge, all Obligors thereof have the capacity to contract and are solvent; (h) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (i) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability thereof; (j) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Obligor thereof which might result in any material adverse change in its financial condition; er has filed a Notice of Business Activities Report with the New Jersey Division of Taxation or Minnesota Department of Revenue for the then current year.

          4.3 Any of Bank's officers, employees or agents shall have the right, at any time or times hereafter in Bank's name or in the name of a nominee of Bank, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by Bank (or for which Bank becomes obligated) shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

          4.4 Unless Bank notifies Borrower in writing that Bank suspends any one or more of the following requirements, Borrower shall (a) promptly upon Borrower's learning thereof, inform Bank, in writing, of any material delay in Borrower's performance of any of its obligations to any Obligor and of any assertion of any claims, offsets or counterclaims by any Obligor and of any allowances, credits and/or other monies granted by Borrower to any Obligor; (b) not permit or agree to any extension, compromise or settlement with respect to Accounts which constitute, in the aggregate, more than five (5%) percent of all Accounts then owing to Borrower; and (c) keep all goods returned by any Obligor and all goods repossessed or stopped in transit by Borrower from any Obligor segregated from other property of Borrower, immediately notify Bank of Borrower's possession of such goods, and hold the same as trustee for Bank until otherwise directed in writing by Bank.

          4.5 Bank shall have the right, now and at any time or times hereafter, at its option, without notice thereof to
Borrower: (a) to notify any or all Obligors that the Accounts and Special Collateral have been assigned to Bank and the Bank has a security interest therein; (b) to direct the Obligors to make all payments due from them to Borrower upon the Accounts and Special Collateral directly to Bank; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Bank and Borrower.

          4.6 Borrower irrevocably hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact), with power upon demand or an Event of Default, or an event or condition which with notice or lapse of time would constitute an Event of Default, without notice to Borrower and in Borrower's or Bank's name: (a) to enforce payment of the Accounts by legal proceedings or otherwise; (b) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (c) to settle, adjust, compromise, discharge, release, extend or renew the Accounts; (d) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (e) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Bank deems advisable; (f) to prepare, file and sign Borrower's name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Accounts and Special Collateral; or (g) to prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Obligor.


                    5.  WARRANTIES, REPRESENTATIONS AND
                        COVENANTS: INSURANCE AND TAXES

          5.1 Borrower at its sole cost and expense, shall keep and maintain: (a) the Collateral insured for the full insurable value against all hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses; and (b) business interruption insurance and public liability and property damage relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, or a certificate of insurance, and evidence of payment of all premiums for each such policy or policies of insurance (except those of public liability and property damage) shall contain an endorsement, in form and substance reasonably acceptable to Bank, naming Bank as an additional loss payee as its interest appears, and shall provide that the insurance companies will give Bank at least thirty days written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability and property damage) to pay all proceeds payable thereunder directly to Bank and hereby authorizes Bank, to make, settle and adjust claims under such policies of insurance and endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance.

          5.2 Borrower shall pay promptly when due, all Charges, and shall not permit the Charges to arise, or to remain and will promptly discharge the same.


                      6.  WARRANTIES, REPRESENTATIONS
                            AND COVENANTS: GENERAL

          6.1 Borrower warrants and represents to and covenants with Bank that: (a) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and Other Agreements; (b) the execution, delivery and/or performance by Borrower of this Agreement and Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Articles of Incorporation, By-Laws, or similar document, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may be bound; (c) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances except those of Bank; (d) Borrower is now and at all times hereafter, shall be solvent and generally paying its debts as they mature and Borrower now owns and shall at all times hereafter own property which, at a fair valuation, is greater than the sum of its debts; (e) Borrower is not and will not be, during the term hereof, in violation of any applicable federal, state or local statute, regulation or ordinance, in any respect materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise; and (f) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it or its properties is bound.

          6.2 Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto: (a) grant a security interest in, assign, sell or transfer any of the Collateral to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of the Collateral; (b) other than as specifically permitted in or contemplated by this Agreement, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of Borrower's assets; and
(c) incur Indebtedness except renewals or extensions of existing Indebtedness and interest thereon, and except Indebtedness that is unsecured and is to persons who execute and deliver to Bank in form and substance acceptable to Bank and its counsel subordination agreements subordinating their claims against Borrower therefor to the payment of Borrower's Liabilities.

          6.3 Borrower covenants with Bank that Borrower shall furnish to Bank: (a) as soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, audit level financial statements of Borrower and its subsidiaries prepared on the accrual method of accounting in accordance with generally accepted accounting principals by certified public accountants acceptable to Bank in its sole discretion; (b) within thirty (30) days after the end of each fiscal quarter of Borrower, quarterly compiled level financial statements of Borrower and its subsidiaries prepared on the accrual method of accounting in accordance with generally accepted accounting principles by certified public accountants acceptable to Bank in its sole discretion; (c) within thirty (30) days after the end of each fiscal quarter of ARQUBE, an Illinois general partnership ("ARQUBE"), quarterly compiled level financial statements of ARQUBE prepared on the accrual method of accounting in accordance with generally accepted accounting principles by certified public accountants acceptable to Bank in its sole discretion; (d) on a monthly basis (or more frequently as Bank shall determine in its sole discretion) within five (5) days of the end of each month, a Borrowing Base Certification, an Inventory list and an Accounts aging analysis; (e) as soon as available but not later than thirty (30) days after the close of each calendar year, personal financial statements on all individual guarantors of Borrower's Liabilities; and (f) such other data and information (financial and otherwise) as Bank, from time to time, may request.

          6.4 To facilitate Bank's monitoring of Borrower's financial condition and the ability of Borrower to repay the Indebtedness and fulfill its obligations under this Agreement and the Other Agreements and to further secure the repayment of the Indebtedness, during the term of this Agreement, Borrower covenants to Bank that Bank will be the primary depository and disbursement institution for Borrower and its subsidiaries and Borrower shall (and shall cause its subsidiaries to) maintain its depository account and disbursement account Collateral with the Bank.

          6.5 Borrower covenants with Bank that Borrower (and Borrower's subsidiaries) will not, during the term of this Agreement, without Bank's prior written consent: (a) modify, amend or supplement its articles of incorporation, by-laws or similar documents; (b) suffer or permit any change in the record or beneficial ownings of its stock; (c) enter into any transaction not in the ordinary course of business which materially and adversely affects its ability to repay its liabilities or Indebtedness, or materially or adversely affects any collateral pledged to Bank; (d) declare or pay dividends upon any of its stock or make any distributions or transfers of its property or assets except as permitted in this Agreement or the Other Agreements (or any agreements between Bank and Borrower's subsidiaries); and (e) make any loans, advances and/or extensions of credit to any Person, including without limitation, it's officers, directors and shareholders. Notwithstanding the provisions of subparagraph (d) of this Paragraph 6.5, provided that an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default does not exist, or would not then exist, and further provided, that Borrower is in compliance with all the terms and conditions of this Agreement, Borrower shall be allowed to declare and pay annual dividends of $0.56 per share on its Series A Cumulative Preferred Stock.

          6.6 Borrower covenants with Bank that Borrower will not, during the term of this Agreement, permit the ratio of its "Net Operating Income" (as hereinafter defined in this Paragraph) to the debt service on the sum of the current portion of its long-term debt and capitalized leases (the "Current Portion") to be at any time less than a ratio of 1.25 to 1.00. Net Operating Income shall mean: the net income of Borrower after taxes, plus depreciation and amortization, such sum to be divided by the debt service on its Current Portion. Borrower further covenants with Bank that Borrower will not, during the term of this Agreement, permit the ratio of its current assets (excluding prepaid expenses, deposits and any and all affiliated party transactions as determined by Bank in its sole discretion) to its current liabilities, to be at any time less than a ratio of 1.0 to 1.0, determined pursuant to a calculation made in accordance with generally accepted accounting principles consistently applied.

          6.7 Borrower covenants with Bank that Borrower will not, during the term of this Agreement, permit its "Tangible Net Worth" (as hereinafter defined in this Paragraph) to be less than $1,500,000.00. Tangible Net Worth shall mean the value determined pursuant to a calculation made in accordance with generally accepted accounting principles consistently applied.

          6.8 Borrower covenants with Bank that Borrower will not, during the term of this Agreement, permit the ratio of its Indebtedness to its Tangible Net Worth to be at any time greater than a ratio of 2.5 to 1.0.

          6.9 Borrower covenants with Bank that Borrower will, during the term of this Agreement, maintain a net income level after taxes of at least One Thousand ($1,000.00) Dollars.

          6.10 Except as disclosed to and acknowledged by Bank in writing, Borrower represents and warrants that: (a) during the period of Borrower's ownership or use of its properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of its properties; (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance on, under, about or from its properties by any prior owners or occupants of any of its properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) neither Borrower nor any tenant, contractor, agent or other authorized user of any of its properties shall use, generate, manufacture, store, treat, dispose of or release any hazardous waste or substance on, under, about or from any of its properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described herein. Borrower authorizes Bank and its agents to enter upon its properties to make such inspections and tests as Bank may deem appropriate to determine compliance of such properties with this Agreement. Any inspections or tests made by Bank shall be at Borrower's expense and for Bank's purposes only and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating its properties for hazardous waste and h becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Bank against any and all claims, losses, liabilities, damages, penalties, and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of this Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in its properties, whether or not the same was or should have been known to Borrower. The provisions of this section of this Agreement, including the obligation to indemnify, shall survive the payment of Borrower's Liabilities and the termination or expiration of this Agreement and shall not be affected by Bank's acquisition of any interest in any of Borrower's properties, whether by foreclosure or otherwise. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Sec 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules and regulations adopted pursuant to any of the foregoing.

                                7.  DEFAULT

          7.1 The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this Agreement: (a) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement or in the Other Agreements, which is required to be performed, kept or observed by Borrower; (b) if Bank demands payment under any demand note executed by Borrower and delivered to Bank; (c) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable; (d) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (e) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Borrower for its dissolution or liquidation, or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all of any of Borrower's assets by any federal, state or local department or agency; (g) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower a member or a controlled group of corporations or controlled group of tracks or businesses (as described in Section 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001, of the Employee RetireSection 302(f) of ERISA; (h) if Borrower is in default in the payment of any obligations, indebtedness or other liabilities to any third parties and such default is declared and is not cured within the time, if any specified therefor in any agreement governing the same; (i) the death or incompetency of any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of the assets of any guarantor of Borrower's Liabilities; (j) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by any person or entity to Bank pursuant to which such person or entity has guaranteed to Bank the payment or collection of Borrower's Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such person's or entity's real and/or personal property to secure the payment of Borrower's Liabilities; (k) the occurrence of a default or an Event of Default under any of the Other Agreements; (l) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered to Bank by ARQUBE, an Illinois general partnership, or any subsidiary of Borrower; or (m) the reasonable insecurity of Bank.

          7.2 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

          7.3 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 7.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank of Borrower, Borrower's Liabilities shall be due and payable, forthwith.

          7.4 Upon an Event of Default, Bank, in its sole and absolute discretion, may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state and any other applicable law upon default by a debtor.

          7.5 Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank
which is reasonably convenient to Bank and Borrower.   Borrower
recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          7.6 Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified at the beginning of this Agreement not less than ten
(10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

          7.7 Upon an Event of Default, Borrower agrees that Bank may if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, to the extent permitted by law, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and any right of redemption from such sale.

          7.8 Borrower hereby irrevocably authorizes and empowers any attorney of any court of record to appear for it, in such Court, if any amount required to be paid by Borrower hereunder shall not be paid, and confess a judgment without process against Borrower, in favor of Bank, for such sum as may be required to be paid by Borrower hereunder, together with interest, costs and reasonable attorney's fees, and to waive and release all errors which may intervene in such proceedings and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.


                                8.  GENERAL

          8.1  Borrower waives the right to direct the
application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and re-apply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

          8.2 Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true from the time of Borrower's execution of this Agreement to the end of the Original Term and each Renewal Term hereof. All of Borrower's warranties, representations, undertakings, and covenants contained in this Agreement or the Other Agreements shall survive the termination or cancellation of the same.

          8.3 The terms and provisions of this Agreement and the Other Agreements shall supersede any prior agreement or understanding of the parties hereto, and contain the entire agreement of the parties hereto with respect to the matters covered hereby. This Agreement and the Other Agreements may not be modified, altered, or amended except by an agreement in writing signed by Borrower and Bank. Except for the provisions of Section 2 hereof which shall terminate as provided in such Section, this Agreement shall continue in full force and effect so long as any portion or component of Borrower's Liabilities shall be outstanding. Should a claim ("Recovery Claim") be made upon the Bank at any time for recovery of any amount received by the Bank in payment of Borrower's Liabilities (whether received from Borrower or otherwise) and should the Bank repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Bank or any of its property; or (2) any settlement or compromise of any such Recovery Claim effected by the Bank with the claimant (including Borrower), this Agreement and the security interests granted Bank hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by the Bank, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrower, or the cancellation of any note or other instrument evidencing Borrower's Liabilities. Borrower may not sell, assign of transfer this Agreement, or the Other Agreements or any portion thereof.

          8.4 Bank's failure to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

          8.5 If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

          8.6 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify Paragraph 8.3 hereof.

          8.7 Borrower hereby appoints Bank as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Bank may deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.


          8.8 This Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial
Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

          8.9 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

          8.10 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive by virtue of any applicable statute of law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Bank on which Borrower may in any way be liable.


          8.11 If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Bank for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement or the Other Agreements, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

          8.12 Until Bank is notified by Borrower to the contrary in writing by registered or certified mail directed to Bank's principal place of business, the signature upon this Agreement or upon any of the Other Agreements of any partner, manager, employee or agent of the Borrower or of any other Person designated in writing to Bank by any of the foregoing, shall bind Borrower and be deemed to be the duly authorized act of Borrower.

          8.13 This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois.

          8.14  All notices, demands and requests given
hereunder by Borrower or Bank, shall be in writing and shall be by:  (i) hand delivery to the address for notices; or (ii)
delivery by overnight courier service to the address for notices;
or (iii) by certified mail, return receipt requested, addressed to the address for notices by United States mail, postage
prepaid.  All notices shall be deemed received upon the earliest to occur of:  (i) the hand delivery of such notice to the address for notices; or (ii) one day after the deposit of such notice with any overnight courier service addressed to the address for notices; or (iii) three days
after depositing the notice in the
United States mail as set forth in (iii) above. All notices shall be addressed to the following addresses:

          Borrower:                     MICROENERGY, INC.
                                        350 Randy Road, Suite 1
                                        Carol Stream, IL  60188
                                        Attention:  Robert Fanella

          with a copy to:               George M. Bradshaw, Esq.
                                        HUCK, BOUMA, MARTIN, CHARLTON
                                        & BRADSHAW
                                        1755 S. Naperville Rd.,
                                        Suite 200
                                        Wheaton, IL  60187

          Bank:                         MARQUETTE NATIONAL BANK
                                        6316 South Western Avenue
                                        Chicago, IL  60636
                                        Attention:  Peter M. Hueser

          with a copy to:               Edward J. Grzelakowski, Esq.
                                        KEMP, GRZELAKOWSKI &
                                        LORENZINI, LTD.
                                        1900 Spring Road, Suite 500
                                        Oak Brook, IL  60521-1495

or to such other person or at such other place as any party hereto may by notice designate as a place for service of notice.

          8.15 It is understood and agreed that the loan evidenced by this Note is a business loan within the purview of paragraph 4 of the Illinois Interest Act, 815 ILCS 205/4, or any substitute, amended, or replacement statutes, transacted solely for the purpose of carrying on or acquiring the business of Borrower.

          8.16 If at anytime or times hereafter, whether or not Borrower's Liabilities are outstanding at such time, Bank: (a) employs counsel for advice or other representation (i) with respect to the Collateral, this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Bank in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person) in any way or respect relating to the Collateral, this Agreement, the Other Agreements, or Borrower's affairs, or (iii) to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements, including, without limitation, any Obligor; (b) takes any action with respect to administration of Borrower's Liabilities or to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or (c) attempts to or enforces any of Bank's rights or remedies under this Agreement or the Other Agreements, including without limitation, Bank's rights or remedies with respect to the Collateral; the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

          8.17 BORROWER IRREVOCABLY AGREES THAT SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE COUNTIES OF COOK OR DUPAGE, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTIES AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          8.18 BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year set forth hereinabove.


                                             BORROWER:

                                             MICROENERGY, INC.,
                                             a Delaware corporation



By:_________________________________________
    Name:   Robert Gatza
    Title:  President



          ACCEPTED July ___, 1996, at Bank's principal place of business in Chicago, Illinois.

MARQUETTE NATIONAL BANK, a national bank



By:_________________________________________
    Name:   Peter M. Hueser
    Title:  Vice President

                                 Exhibit A


                          SECURED PROMISSORY NOTE


$3,000,000.00                                       Chicago, Illinois
                                                    July ___, 1996


          FOR VALUE RECEIVED, MICROENERGY, INC., a Delaware corporation ("Borrower"), promises to pay to the order of MARQUETTE NATIONAL BANK, a national bank ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of THREE MILLION AND NO/100THS ($3,000,000.00) DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder.

          Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note or any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower to secure this Note, or by oral agreement or operation of law or otherwise ("Borrower's Liabilities") shall be due and payable on November 1, 1998.

          Borrower's Liabilities unpaid from time to time shall bear interest from the date hereof until paid, computed at a daily rate (the "Loan Rate") equal to the daily rate equivalent of one-quarter (.25%) percent per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the "Prime Rate (as hereinafter defined); provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate in effect prior to the due date and four (4%) percent per annum (the "Default Rate"). "Prime Rate" means the per annum rate of interest announced from time to time by Marquette National Bank at its principal place of business in Chicago, Illinois as its base, prime or equivalent rate of interest; provided, that if Marquette National Bank ceases to use the term "Prime Rate" in setting a prime or base rate of interest for commercial loans then the Prime Rate herein shall be determined by reference to the rate used by Marquette National Bank as such a base rate.

     Interest through the first day of each month shall be due and payable by Borrower to Bank on such first day of the month commencing with September 1, 1996, and on the first day of each month thereafter, or as billed by Bank to Borrower, at Bank's principal place of business in Chicago, Illinois, or at such other place as Bank may designate from time to time hereafter, with full payment of all sums due hereunder if not sooner due and payable by Borrower to Bank, due and payable on November 1, 1998.

          All payments on account of the indebtedness evidenced by this Note shall be applied: (i) first, to the payment of any late charges; (ii) next, to further advances and costs, if any, made by Bank to protect the "Collateral" (as hereinafter defined); (iii) next, to interest at the Default Rate, if applicable; (iv) next, to interest at the Loan Rate per annum on the unpaid principal balance; and (v) lastly, any remainder to reduce unpaid principal.

          In the event any installment of principal or interest due hereunder is not received by Bank on or before the tenth
(10th) day following the due date, or any other payment required of Borrower to be made hereunder or under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank, shall become overdue, in order to defray the cost of collection, Borrower shall pay to Bank a "late charge" equal to five (5%) percent of the amount of such delinquent payment. The payment of any such late fee will not affect the rights of the Bank or any holder hereof to pursue any remedies available to it.

          Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes.

          To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property of Borrower: (a) accounts, accounts receivable, chattel paper, contract rights, leases, leasehold interests, letters of credit, instruments, documents, patents, copyrights, trademarks, tradenames, beneficial interests and general intangibles (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) inventory, including without limitation, raw materials, work in process, finished merchandise, supplies, goods, incidentals, office supplies and packing materials; (c) certificated and uncertificated securities; (d) goods, including without limitation all its consumer goods, machinery, equipment, vehicles, farm products, buildings, structures, fixtures and inventory; (e) documents and instruments; (f) liens, guaranties and other rights and privileges pertaining to any of the Collateral; (g) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (h) all property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (i) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing; (j) all books, records and computer records in any way relating to the Collateral herein described; (k) Borrower's interest in the property commonly known as Rural Route 1, Memphis, Missouri; and
(l) all products and proceeds of the foregoing, includillectively the "Collateral").

          Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose may, following an Event of Default, be reduced to cash and applied by Bank to or set off by Bank against Borrower's Liabilities.
          Borrower agrees to deliver or cause to be delivered to Bank forthwith upon Bank's demand therefor, such additional collateral as Bank may reasonably request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself reasonably insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at any time upon Bank's demand therefor, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.
          Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time: (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon pursuant to the terms of any security agreement executed in connection herewith, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.
          The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this Note: (a) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note, or in any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank, which is required to be performed, kept or observed by Borrower; (b) if Bank demands payment under any demand note executed by Borrower and delivered to Bank; (c) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable; (d) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (e) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Borrower for its dissolution or liquidation, or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all of any of Borrower's assets by any federal, state or local department or agency; (g) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower a member or a controlled group of corporations or controlled group of trackrrower is in default in the payment of any obligations, indebtedness or other liabilities to any third parties and such default is declared and is not cured within the time, if any specified therefor in any agreement governing the same; (i) the death or incompetency of any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of the assets of any guarantor of Borrower's Liabilities; (j) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by any person or entity to Bank pursuant to which such person or entity has guaranteed to Bank the payment or collection of Borrower's Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such person's or entity's real and/or personal property to secure the payment of Borrower's Liabilities; (k) the occurrence of a default or an Event of Default under any agreement, instrument, document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; or (l) the reasonable insecurity of Bank.

          Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower;
(i) all of Borrower's Liabilities shall be due and payable forthwith; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank; (v) Bank may pursue any remedy set forth in any agreement, instrument or document heretofore, now or hereafter delivered by or on behalf of Borrower to Bank; and/or (vi) Bank may pursue any remedy available at law or in equity.

          Upon the occurrence of an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

          All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment thereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. To the extent permitted by law, Borrower and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions in the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified or the security described in any document securing this Note released, in whole or in part, or increased, changed or exchanged by agreement between the holder hereof and any owner of the property affected by said document securing this Note, without in anywise affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

          Borrower agrees to pay, upon Bank's demand therefor, any and all reasonable costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred by Bank
(i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.

          It is the intent of Borrower and Bank to comply with the laws, rules and regulations governing this Note with regard to the rate of interest charged hereunder, and accordingly, notwithstanding any provision to the contrary in this Note or any other instruments given to secure this Note, no such provision in any such instrument, including without limitation any provision of this Note providing for the payment of interest or other charges and any provision of any other instrument given to secure this Note providing for the payment of interest, fees, costs or other charges, shall require the payment or permit the collection of any amount (herein called "Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use, detention, or forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note; provided that if any Excess Interest is provided for, or is adjudicated as being provided for, in this Note, or any instrument given to secure this Note, then in such event: (a) the provisions of this Section shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the holder hereof may have received hereunder shall, at the option of the holder hereof be (i) applied as a credit against the then outstanding principal balance due under this Note, or accrued and unpaid interest thereon, not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws as of the date of disbursement of the indebtedness evidenced hereby, and this Note and any other instruments given to secure this Note, shall be deemed to have been, and shall be reformed and modified to reflect such reduction in such intethe payment or collection of any Excess Interest.

          It is understood and agreed that the loan evidenced by this Note is a business loan within the purview of paragraph 4 of the Illinois Interest Act, 815 ILCS 205/4, or any substitute, amended, or replacement statutes, transacted solely for the purpose of carrying on or acquiring the business of Borrower.

          All notices, demands and requests given hereunder by Borrower or Bank, shall be in writing and shall be by: (i) hand delivery to the address for notices; or (ii) delivery by overnight courier service to the address for notices; or (iii) by certified mail, return receipt requested, addressed to the address for notices by United States mail, postage prepaid. All notices shall be deemed received upon the earliest to occur of:
(i) the hand delivery of such notice to the address for notices; or (ii) one day after the deposit of such notice with any overnight courier service addressed to the address for notices; or (iii) three days after depositing the notice in the United States mail as set forth in (iii) above. All notices shall be addressed to the following addresses:


          Borrower:                     MICROENERGY, INC.
                                        350 Randy Road, Suite 1
                                        Carol Stream, IL  60188
                                        Attention:  Robert Fanella

          with a copy to:               George M. Bradshaw, Esq.
                                        HUCK, BOUMA, MARTIN, CHARLTON
                                        & BRADSHAW
                                        1755 S. Naperville Rd.
                                        Suite 200
                                        Wheaton, IL  60187

          Bank:                         MARQUETTE NATIONAL BANK
                                        6316 South Western Avenue
                                        Chicago, IL  60636
                                        Attention:  Peter M. Hueser

          with a copy to:               Edward J. Grzelakowski, Esq.
                                        KEMP, GRZELAKOWSKI &
                                        LORENZINI, LTD.
                                        1900 Spring Road, Suite 500
                                        Oak Brook, IL  60521-1495

or to such other person or at such other place as any party hereto may by notice designate as a place for service of notice.

          This Note shall be deemed to have been submitted by Borrower to Bank at Bank's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

          This Note and the obligations covered hereby are secured and governed by a Commercial Loan and Security Agreement and a Junior Mortgage, Security Agreement and Assignment of Rents, each of even date herewith, between Borrower and Bank.

          TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER, IRREVOCABLY, AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTIES OF COOK OR DUPAGE, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTIES AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                                  MICROENERGY, INC.,

                                                  a Delaware corporation



By:___________________________________
   Name:     Robert Gatza
   Title:    President

                                 Exhibit B

                          SECURED PROMISSORY NOTE


$800,000.00                                            Chicago, Illinois
                                                       July ___, 1996


          FOR VALUE RECEIVED, MICROENERGY, INC., a Delaware corporation ("Borrower"), promises to pay to the order of MARQUETTE NATIONAL BANK, a national bank ("Bank"), at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of EIGHT HUNDRED THOUSAND AND NO/100THS ($800,000.00) DOLLARS, or such lesser principal sum as may then be owed by Borrower to Bank hereunder.


          Borrower's obligations and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Note or any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower to secure this Note, or by oral agreement or operation of law or otherwise ("Borrower's Liabilities") shall be due and payable on July 1, 2001.

          Borrower's Liabilities unpaid from time to time shall bear interest from the date hereof until paid, computed at a daily rate (the "Loan Rate") equal to the daily rate equivalent of one-quarter (.25%) percent per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the "Prime Rate (as hereinafter defined); provided, however, that in the event that any of Borrower's Liabilities are not paid when due, the unpaid amount of Borrower's Liabilities shall bear interest after the due date until paid at a rate equal to the sum of the rate in effect prior to the due date and four (4%) percent per annum (the "Default Rate"). "Prime Rate" means the per annum rate of interest announced from time to time by Marquette National Bank at its principal place of business in Chicago, Illinois as its base, prime or equivalent rate of interest; provided, that if Marquette National Bank ceases to use the term "Prime Rate" in setting a prime or base rate of interest for commercial loans then the Prime Rate herein shall be determined by reference to the rate used by Marquette National Bank as such a base rate.

     Equal principal installments of THIRTEEN THOUSAND THREE HUNDRED THIRTY THREE AND 33/100THS ($13,333.33) DOLLARS, along with interest thereon through the first day of each month shall be due and payable by Borrower to Bank on such first day of the month commencing with September 1, 1996, and on the first day of each month thereafter, or as billed by Bank to Borrower, at Bank's principal place of business in Chicago, Illinois, or at such other place as Bank may designate from time to time hereafter, with full payment of all sums due hereunder if not sooner due and payable by Borrower to Bank, due and payable on July 1, 2001.

          All payments on account of the indebtedness evidenced by this Note shall be applied: (i) first, to the payment of any late charges; (ii) next, to further advances and costs, if any, made by Bank to protect the "Collateral" (as hereinafter defined); (iii) next, to interest at the Default Rate, if applicable; (iv) next, to interest at the Loan Rate per annum on the unpaid principal balance; and (v) lastly, any remainder to reduce unpaid principal.

          In the event any installment of principal or interest due hereunder is not received by Bank on or before the tenth
(10th) day following the due date, or any other payment required of Borrower to be made hereunder or under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank, shall become overdue, in order to defray the cost of collection, Borrower shall pay to Bank a "late charge" equal to five (5%) percent of the amount of such delinquent payment. The payment of any such late fee will not affect the rights of the Bank or any holder hereof to pursue any remedies available to it.

          Borrower warrants and represents to Bank that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes.

          To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property of Borrower: (a) accounts, accounts receivable, chattel paper, contract rights, leases, leasehold interests, letters of credit, instruments, documents, patents, copyrights, trademarks, tradenames, beneficial interests and general intangibles (sometimes hereinafter individually and collectively referred to as "Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (b) inventory, including without limitation, raw materials, work in process, finished merchandise, supplies, goods, incidentals, office supplies and packing materials; (c) certificated and uncertificated securities; (d) goods, including without limitation all its consumer goods, machinery, equipment, vehicles, farm products, buildings, structures, fixtures and inventory; (e) documents and instruments; (f) liens, guaranties and other rights and privileges pertaining to any of the Collateral; (g) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (h) all property now or at any time or times hereafter in the possession or under the control of Bank or its bailee; (i) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing; (j) all books, records and computer records in any way relating to the Collateral herein described; (k) Borrower's interest in the property commonly known as Rural Route 1, Memphis, Missouri; and
(l) all products and proceeds of the foregoing, includillectively the "Collateral").

          Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose may, following an Event of Default, be reduced to cash and applied by Bank to or set off by Bank against Borrower's Liabilities.
          Borrower agrees to deliver or cause to be delivered to Bank forthwith upon Bank's demand therefor, such additional collateral as Bank may reasonably request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself reasonably insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to Bank, at any time upon Bank's demand therefor, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.
          Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time: (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due on Collateral directly from persons obligated thereon pursuant to the terms of any security agreement executed in connection herewith, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.
          The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this Note: (a) if Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note, or in any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank, which is required to be performed, kept or observed by Borrower; (b) if Bank demands payment under any demand note executed by Borrower and delivered to Bank; (c) if Borrower fails to pay any of Borrower's Liabilities when due and payable or declared due and payable; (d) if the Collateral or any other of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or become subject to any lien, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (e) if Borrower or any guarantor of Borrower's Liabilities becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due, if a petition under the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against Borrower for its dissolution or liquidation, or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; (f) if a notice of lien, levy or assessment is filed of record or given to Borrower with respect to all of any of Borrower's assets by any federal, state or local department or agency; (g) if a contribution failure occurs with respect to any pension plan maintained by Borrower or any corporation, trade or business that is, along with Borrower a member or a controlled group of corporations or controlled group of trackrrower is in default in the payment of any obligations, indebtedness or other liabilities to any third parties and such default is declared and is not cured within the time, if any specified therefor in any agreement governing the same; (i) the death or incompetency of any guarantor of Borrower's Liabilities, or the appointment of a conservator for all or any portion of the assets of any guarantor of Borrower's Liabilities; (j) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by any person or entity to Bank pursuant to which such person or entity has guaranteed to Bank the payment or collection of Borrower's Liabilities and/or has granted to Bank a security interest or lien in and to some or all of such person's or entity's real and/or personal property to secure the payment of Borrower's Liabilities; or (k) the occurrence of a default or an Event of Default under any agreement, instrument, document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; or (l) the reasonable insecurity of Bank.

          Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of Borrower;
(i) all of Borrower's Liabilities shall be due and payable forthwith; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor; (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank; (v) Bank may pursue any remedy set forth in any agreement, instrument or document heretofore, now or hereafter delivered by or on behalf of Borrower to Bank; and/or (vi) Bank may pursue any remedy available at law or in equity.
          Upon the occurrence of an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.

          All of Bank's rights and remedies under this Note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower's Liabilities become due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment thereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. To the extent permitted by law, Borrower and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions in the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified or the security described in any document securing this Note released, in whole or in part, or increased, changed or exchanged by agreement between the holder hereof and any owner of the property affected by said document securing this Note, without in anywise affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

          Borrower agrees to pay, upon Bank's demand therefor, any and all reasonable costs, fees and expenses (including reasonable attorney's fees, costs and expenses) incurred by Bank
(i) in enforcing any of Bank's rights hereunder, and (ii) in representing Bank in any litigation, contest, suit or dispute, or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Bank, Borrower or any other person) in any way relating to this Note, Borrower's Liabilities or the Collateral, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.

          It is the intent of Borrower and Bank to comply with the laws, rules and regulations governing this Note with regard to the rate of interest charged hereunder, and accordingly, notwithstanding any provision to the contrary in this Note or any other instruments given to secure this Note, no such provision in any such instrument, including without limitation any provision of this Note providing for the payment of interest or other charges and any provision of any other instrument given to secure this Note providing for the payment of interest, fees, costs or other charges, shall require the payment or permit the collection of any amount (herein called "Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use, detention, or forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note; provided that if any Excess Interest is provided for, or is adjudicated as being provided for, in this Note, or any instrument given to secure this Note, then in such event: (a) the provisions of this Section shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the holder hereof may have received hereunder shall, at the option of the holder hereof be (i) applied as a credit against the then outstanding principal balance due under this Note, or accrued and unpaid interest thereon, not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws as of the date of disbursement of the indebtedness evidenced hereby, and this Note and any other instruments given to secure this Note, shall be deemed to have been, and shall be reformed and modified to reflect such reduction in such intethe payment or collection of any Excess Interest.

          It is understood and agreed that the loan evidenced by this Note is a business loan within the purview of paragraph 4 of the Illinois Interest Act, 815 ILCS 205/4, or any substitute, amended, or replacement statutes, transacted solely for the purpose of carrying on or acquiring the business of Borrower.

          All notices, demands and requests given hereunder by Borrower or Bank, shall be in writing and shall be by: (i) hand delivery to the address for notices; or (ii) delivery by overnight courier service to the address for notices; or (iii) by certified mail, return receipt requested, addressed to the address for notices by United States mail, postage prepaid. All notices shall be deemed received upon the earliest to occur of:
(i) the hand delivery of such notice to the address for notices; or (ii) one day after the deposit of such notice with any overnight courier service addressed to the address for notices; or (iii) three days after depositing the notice in the United States mail as set forth in (iii) above. All notices shall be addressed to the following addresses:


          Borrower:                     MICROENERGY, INC.
                                        350 Randy Road, Suite 1
                                        Carol Stream, IL  60188
                                        Attention:  Robert Fanella

          with a copy to:               George M. Bradshaw, Esq.
                                        HUCK, BOUMA, MARTIN, CHARLTON
                                        & BRADSHAW
                                        1755 S. Naperville Rd.
                                        Suite 200
                                        Wheaton, IL  60187

          Bank:                              MARQUETTE NATIONAL BANK
                                        6316 South Western Avenue
                                        Chicago, IL  60636
                                        Attention:  Peter M. Hueser

          with a copy to:               Edward J. Grzelakowski, Esq.
                                        KEMP, GRZELAKOWSKI &
                                        LORENZINI, LTD.
                                        1900 Spring Road, Suite 500
                                        Oak Brook, IL  60521-1495

or to such other person or at such other place as any party hereto may by notice designate as a place for service of notice.

          This Note shall be deemed to have been submitted by Borrower to Bank at Bank's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

          This Note and the obligations covered hereby are secured and governed by a Commercial Loan and Security Agreement and Junior Mortgage, Security Agreement and Assignment of Rents, each of even date herewith, between Borrower and Bank.

          TO INDUCE BANK TO ACCEPT THIS NOTE, BORROWER, IRREVOCABLY, AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTIES OF COOK OR DUPAGE, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                                  MICROENERGY, INC.,

                                                  a Delaware corporation


By:___________________________________
   Name:     Robert Gatza
   Title:    President


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